Exhibit 99.1
JAZZ PHARMACEUTICALS ANNOUNCES THIRD QUARTER 2014
FINANCIAL RESULTS AND UPDATED GUIDANCE

Company Reports Third Quarter 2014 Total Revenues of $307 Million,
Driven by Strong Sales of Xyrem, Erwinaze and Defitelio

Adjusted EPS of $2.33 and GAAP EPS of $0.41

DUBLIN, Nov. 4, 2014 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the third quarter ended September 30, 2014 and updated financial guidance for full year 2014.

“We successfully executed on key goals across the business, from strong sales growth of Xyrem, Erwinaze and Defitelio, to advances in our clinical development programs, and to furtherance of our regulatory efforts in preparation for the planned submission of a new drug application for defibrotide in the U.S. in the first half of 2015,” said Bruce C. Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc.  “We’re pleased with the substantial progress we’ve made towards meeting our 2014 goals and creating long-term shareholder value.”

Adjusted net income attributable to Jazz Pharmaceuticals plc for the third quarter of 2014 was $145.8 million, or $2.33 per diluted share, compared to $109.4 million, or $1.78 per diluted share, for the third quarter of 2013.

GAAP net income attributable to Jazz Pharmaceuticals plc for the third quarter of 2014 was $25.8 million, or $0.41 per diluted share, compared to $75.4 million, or $1.23 per diluted share, for the third quarter of 2013. GAAP net income attributable to Jazz Pharmaceuticals plc for the third quarter of 2014 included an upfront payment of $75.0 million for the rights to defibrotide in the Americas. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

Third Quarter 2014 Revenues and Product Sales
Total revenues for the third quarter of 2014 were $306.6 million, an increase of 32% over total revenues of $232.2 million for the third quarter of 2013. This increase was driven primarily by net product sales of Xyrem® (sodium oxybate) oral solution, Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi) and Defitelio® (defibrotide). Total revenues include net product sales, royalties and contract revenues.

Net product sales for the third quarter of 2014 were as follows:

•
Xyrem: Xyrem net sales increased by 33% to $204.3 million in the third quarter of 2014 compared to $153.7 million in the third quarter of 2013. During the third quarter of 2014, the average number of active Xyrem patients increased to 12,050.

•	Erwinaze/Erwinase: Erwinaze/Erwinase net sales increased by 18% to $52.1 million in the third quarter of 2014 compared to $44.1 million in the third quarter of 2013.

•
Defitelio/defibrotide: Defitelio/defibrotide net sales in the third quarter of 2014 were $18.9 million compared to pro forma net sales of $13.1 million in the third quarter of 2013. Jazz Pharmaceuticals plc acquired indirect majority control of Gentium S.p.A. (Gentium) on January 23, 2014. The pro forma information represents net sales of Defitelio/defibrotide as if the acquisition of Gentium had closed on January 1, 2013.

•
Prialt® (ziconotide) intrathecal infusion: Net sales of Prialt were $6.3 million in the third quarter of 2014 compared to $11.0 million in the third quarter of 2013. The decrease in net sales was primarily due to the timing of shipments to Eisai Co., the European distributor of Prialt.

•	Psychiatry products: Net sales of the company’s psychiatry products were $10.8 million in the third quarter of 2014 compared to $10.7 million in the third quarter of 2013.

•
Other: Net sales of other products in the third quarter of 2014 were $11.9 million compared to $10.9 million in the third quarter of 2013. On a pro forma basis, net sales of other products for the third quarter of 2013 were $13.1 million, which included net sales of active pharmaceutical ingredients by Gentium as if the acquisition of Gentium had closed on January 1, 2013.

Tables showing actual and pro forma net product sales for the three and nine months ended September 30, 2014 compared to actual and pro forma net product sales for the same periods in 2013 are included in this press release.

Operating Expenses and Other
Operating expenses for the third quarter of 2014 were $248.5 million on a GAAP basis compared to $131.6 million for the third quarter of 2013. Operating expenses increased over the prior year period primarily due to the following:

•
Cost of product sales for the third quarter of 2014 was $27.0 million on a GAAP basis compared to $24.3 million for the same period in 2013. The increase was primarily due to higher net sales. Gross margin for the third quarter of 2014, as a percentage of net product sales, was 91.1% compared to 89.5% for the same period in 2013, primarily due to a change in product mix.

•
Selling, general and administrative (SG&A) expenses for the third quarter of 2014 were $93.5 million on a GAAP basis compared to $75.0 million for the same period in 2013. Adjusted SG&A expenses for the third quarter of 2014 were $77.2 million, or 25% of total revenues, compared to $59.6 million, or 26% of total revenues, for the same period in 2013. The increase was primarily due to higher headcount and expenses resulting from the expansion of the company's business.

•
Research and development (R&D) expenses for the third quarter of 2014 were $22.4 million on a GAAP basis compared to $11.8 million for the same period in 2013. Adjusted R&D expenses for the third quarter of 2014 were $18.1 million, or 6% of total revenues, compared to $9.9 million, or 4% of total revenues, for the same period in 2013. The increase in R&D expenses was primarily driven by increased costs from the development of the company's product candidates and life cycle management of the company's existing products.

•
Acquired in-process research and development expense for the third quarter of 2014 was $75.0 million on a GAAP basis compared to $1.0 million for the same period in 2013. The increase was due to an upfront payment made in connection with the acquisition of the rights to defibrotide in the Americas in August 2014.

Net interest expense for the third quarter of 2014 was $14.5 million compared to $6.2 million for the third quarter of 2013. The increase was due to the company's increased debt levels following the acquisition of Gentium in January 2014 and the sale, in August 2014, of $575.0 million principal amount of 1.875% exchangeable senior notes due 2021, resulting in net proceeds to the company of $558.9 million. A portion of the net proceeds from the sale of exchangeable senior notes was used to repay total outstanding borrowings of $300 million under the company's revolving credit facility.
Foreign currency gain during the third quarter of 2014 was $6.5 million primarily due to the strengthening of the U.S. dollar against the Euro.
As of September 30, 2014, cash and cash equivalents were $575.0 million and the principal balance of the company’s long-term debt was $1.5 billion. Cash and cash equivalents decreased from December 31, 2013 primarily due to funds used to acquire Gentium, JZP-110 and the rights to defibrotide in the

Americas, make a contingent consideration payment to the former equity holders of EUSA Pharma, repurchase ordinary shares under the company's share repurchase program and fund capital expenditures, offset in part by the net proceeds from the company's term loans, exchangeable senior notes and cash generated by the business.
In the nine months ended September 30, 2014, the company repurchased 0.2 million ordinary shares under its share repurchase program for $30.0 million at an average cost of $131.88 per ordinary share. As of September 30, 2014, the remaining amount under the current share repurchase program was $33.6 million.

Recent Developments

•	The first patient has enrolled in the Phase 3 clinical trial of Xyrem in pediatric narcolepsy patients with cataplexy.

•
The first patient has received a dose of JZP-416 in the pivotal Phase 2 clinical trials in children who have experienced a hypersensitivity reaction to treatment with pegaspargase therapy for acute lymphoblastic leukemia.

•
The Phase 1 clinical trial of JZP-386 completed enrollment during the third quarter. The trial was a first-in-human trial evaluating the safety, pharmacokinetics, and pharmacodynamics of JZP-386, a deuterium-modified sodium oxybate compound licensed from Concert Pharmaceuticals.

2014 Financial Guidance
Jazz Pharmaceuticals' updated full year 2014 financial guidance is as follows:

Revenues	$1,150-$1,170 million
Total net product sales	$1,142-$1,160 million
-Xyrem net sales	$765-$780 million
-Erwinaze/Erwinase net sales	$190-$200 million
-Defitelio/defibrotide net sales	$65-$70 million
Adjusted gross margin %[1,4]	91-92%
Adjusted SG&A expenses[2,4]	$315-$325 million
Adjusted R&D expenses[3,4]	$65-$75 million
GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share	$0.73-$1.05
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share[4]	$8.20-$8.35

1.
Excludes $10 million of acquisition accounting inventory fair value step-up adjustments, $4 million in share-based compensation expense and $1 million of depreciation expense from estimated GAAP gross margin of 90-91%.

2.
Excludes $55-$59 million of share-based compensation expense, $25-$30 million of transaction and integration costs and $5 million of depreciation expense from estimated GAAP SG&A expenses of $400-$420 million.

3.	Excludes $11-$12 million of share-based compensation expense and $1 million of depreciation expense from estimated GAAP R&D expenses of $77-$88 million.

4.	See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the tables accompanying this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update, discuss its 2014 third quarter results and update 2014 financial guidance. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 866 318 8615 in the U.S., or +1 617 399 5134 outside the U.S., and entering passcode 57934182.

A replay of the conference call will be available through November 11, 2014 by dialing +1 888 286 8010 in the U.S., or +1 617 801 6888 outside the U.S., and entering passcode 24997214. An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is a specialty biopharmaceutical company focused on improving patients' lives by identifying, developing and commercializing differentiated products that address unmet medical needs. The company has a diverse portfolio of products and/or product candidates in the areas of sleep, hematology/oncology, pain and psychiatry. The company's U.S. marketed products in these areas include: Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide) intrathecal infusion, Versacloz® (clozapine) oral suspension, FazaClo® (clozapine, USP) HD and FazaClo LD. Jazz Pharmaceuticals also has a number of products marketed outside the United States, including Erwinase® and Defitelio® (defibrotide). For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables. The company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company.  They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.  Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP financial measures. In addition, Jazz Pharmaceuticals believes that the presentation of these non-GAAP financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

As used in this press release, (i) the historical adjusted net income measures attributable to Jazz Pharmaceuticals plc (and the related per share measures) exclude from GAAP net income (loss) attributable to Jazz Pharmaceuticals plc, as applicable, intangible asset amortization, share-based compensation expense, intangible asset impairment, upfront and milestone payments, transaction and integration costs, acquisition accounting inventory fair value step-up adjustments, restructuring charges, change in fair value of contingent consideration, depreciation expense, loss on extinguishment and modification of debt and non-cash interest expense; adjust the income tax provision to the estimated amount of taxes that are payable in cash; and adjust for the amount attributable to noncontrolling interests; (ii) the historical adjusted SG&A expense measures exclude from GAAP SG&A expenses, as applicable, share-based compensation expense, transaction and integration costs, restructuring charges, change in fair value of contingent consideration and depreciation expense; (iii) the historical adjusted R&D expense measures exclude from GAAP R&D expenses, as applicable, share-based compensation expense, transaction and integration costs and depreciation expense; (iv) the adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share) guidance measures exclude from estimated GAAP net income attributable to Jazz Pharmaceuticals plc intangible asset amortization and depreciation expense, share-based compensation expense, intangible asset impairment, upfront and milestone payments, transaction and integration costs, acquisition accounting inventory fair value step-up adjustments and non-cash interest expense; adjust the income tax provision to the estimated amount of taxes that are payable in cash; and adjust for the amount attributable to noncontrolling interests; (v) the adjusted gross margin percentage guidance excludes from estimated GAAP gross margin percentage share-based compensation expense, acquisition accounting inventory fair value step-up adjustments and depreciation expense; (vi) the adjusted SG&A expenses guidance excludes from estimated GAAP SG&A expenses share-based compensation expense, transaction and integration costs and depreciation expense; and (vii) the adjusted R&D expenses guidance excludes from estimated GAAP R&D expenses share-based compensation expense and depreciation expense.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial results, including 2014 financial guidance, the company's plans to submit a new drug application for defibrotide in the United States and the timing thereof, the potential for creating long-term shareholder value, and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition or other sodium oxybate products that compete with Xyrem and changed or increased regulatory restrictions on or requirements with respect to Xyrem, as well as similar risks related to effectively commercializing the company’s other marketed products, including Erwinaze and Defitelio; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company's products, particularly with respect to certain products as to which the company maintains limited inventories, and dependence on single source suppliers, including the risk that the company may not be able to obtain and supply sufficient product to meet commercial demand or to meet requirements for clinical trial supplies; obtaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment, including the need to obtain appropriate pricing and reimbursement approvals for Defitelio in European countries representing a significant market opportunity for Defitelio and the need to obtain and maintain reimbursement for Xyrem in the United States in an environment in which the company is subject to increasingly restrictive conditions for reimbursement required by third party payors; ongoing regulation and oversight by U.S. and non-U.S. regulatory agencies; the challenges of obtaining sustained acceptance of the company's products by patients, physicians and payors; the difficulty and uncertainty of pharmaceutical product development, including the timing thereof, and the uncertainty of clinical success, such as the risk that results from preclinical studies and/or early clinical trials may not be predictive of results obtained in later and larger clinical trials planned or anticipated to be conducted for the company’s product candidates; the inherent uncertainty associated with the regulatory approval process, including the risks that the company may be required to conduct additional time-consuming and costly clinical trials as a condition of regulatory approval of defibrotide in the United States and that the company may otherwise be unable to obtain or maintain any regulatory approval for defibrotide in the United States; risks associated with business combination or product or product candidate acquisition transactions, such as the risks that the acquired businesses, including the acquired Gentium business, will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, and that the company may otherwise fail to realize the anticipated benefits (commercial or otherwise) from such acquisition transactions, including the acquisition of Gentium and acquisition of the rights to defibrotide in the Americas; the company’s ability to identify and acquire, in-license or develop additional products or product candidates to grow its business; and possible restrictions on the company’s ability and flexibility to pursue certain future opportunities as a result of its substantial outstanding debt obligations; as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and those other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and future filings and reports by the company, including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Product sales, net	$304,407	$230,386	$838,493	$631,602
Royalties and contract revenues	2,177	1,774	6,240	5,047
Total revenues	306,584	232,160	844,733	636,649
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies and intangible asset impairment)	26,994	24,252	88,610	76,503
Selling, general and administrative	93,501	74,970	300,420	223,004
Research and development	22,423	11,826	60,622	27,823
Acquired in-process research and development	75,000	988	202,000	4,988
Intangible asset amortization	30,630	19,564	94,607	58,518
Intangible asset impairment	—	—	32,806	—
Total operating expenses	248,548	131,600	779,065	390,836
Income from operations	58,036	100,560	65,668	245,813
Interest expense, net	(14,530)	(6,202)	(36,035)	(20,743)
Foreign currency gain (loss)	6,483	(614)	6,680	(728)
Loss on extinguishment and modification of debt	—	—	—	(3,749)
Income before income tax provision	49,989	93,744	36,313	220,593
Income tax provision	24,221	18,335	60,598	59,574
Net income (loss)	25,768	75,409	(24,285)	161,019
Net income (loss) attributable to noncontrolling interests, net of tax	2	—	(1,060)	—
Net income (loss) attributable to Jazz Pharmaceuticals plc	$25,766	$75,409	$(23,225)	$161,019

Net income (loss) per ordinary share attributable to Jazz Pharmaceuticals plc:
Basic	$0.43	$1.30	$(0.39)	$2.76
Diluted	$0.41	$1.23	$(0.39)	$2.62
Weighted-average ordinary shares used in calculating net income (loss) per ordinary share attributable to Jazz Pharmaceuticals plc:
Basic	60,305	58,217	59,457	58,437
Diluted	62,680	61,519	59,457	61,532

JAZZ PHARMACEUTICALS PLC
SUMMARY OF PRODUCT SALES, NET
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Xyrem	$204,337	$153,664	$556,081	$404,932
Erwinaze/Erwinase	52,121	44,078	146,910	130,754
Defitelio/defibrotide	18,892	—	51,345	—
Prialt	6,282	11,046	16,422	20,726
Psychiatry	10,833	10,679	32,431	40,093
Other	11,942	10,919	35,304	35,097
Total net product sales	$304,407	$230,386	$838,493	$631,602

The following unaudited pro forma information represents the net product sales for the three and nine months ended September 30, 2014 and 2013, respectively, as if the acquisition of Gentium had been completed on January 1, 2013:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Xyrem	$204,337	$153,664	$556,081	$404,932
Erwinaze/Erwinase	52,121	44,078	146,910	130,754
Defitelio/defibrotide	18,892	13,142	54,242	31,842
Prialt	6,282	11,046	16,422	20,726
Psychiatry	10,833	10,679	32,431	40,093
Other	11,942	13,095	35,710	41,097
Total pro forma net product sales	$304,407	$245,704	$841,796	$669,444

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$575,040	$636,504
Accounts receivable, net of allowances	187,604	124,805
Inventories	37,612	28,669
Prepaid expenses	24,206	7,183
Deferred tax assets, net	35,696	33,613
Other current assets	18,362	33,843
Total current assets	878,520	864,617
Property and equipment, net	44,205	14,246
Intangible assets, net	1,550,624	812,396
Goodwill	724,388	450,456
Deferred tax assets, net, non-current	101,249	74,597
Deferred financing costs	35,068	14,605
Other non-current assets	13,482	7,304
Total assets	$3,347,536	$2,238,221
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,671	$21,005
Accrued liabilities	161,476	119,718
Current portion of long-term debt	9,444	5,572
Income taxes payable	15,755	336
Contingent consideration	—	50,000
Deferred tax liability, net	6,259	6,259
Deferred revenue	1,138	1,138
Total current liabilities	223,743	204,028
Deferred revenue, non-current	4,784	5,718
Long-term debt, less current portion	1,331,340	544,404
Deferred tax liability, net, non-current	413,460	168,497
Other non-current liabilities	33,596	20,040
Total Jazz Pharmaceuticals plc shareholders’ equity	1,340,523	1,295,534
Noncontrolling interests	90	—
Total liabilities and shareholders’ equity	$3,347,536	$2,238,221

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc	$25,766	$75,409	$(23,225)	$161,019
Intangible asset amortization	30,630	19,564	94,607	58,518
Share-based compensation expense	18,251	11,876	50,618	32,139
Intangible asset impairment	—	—	32,806	—
Upfront and milestone payments	75,000	988	202,000	4,988
Transaction and integration costs	878	113	23,518	1,846
Acquisition accounting inventory fair value step-up adjustments	—	512	10,477	3,143
Restructuring charges	—	—	—	1,457
Change in fair value of contingent consideration	—	5,000	—	12,900
Depreciation	1,868	895	5,037	2,065
Loss on extinguishment and modification of debt	—	—	—	3,749
Non-cash interest expense	4,065	1,083	7,603	3,505
Income tax adjustments	(10,649)	(6,043)	(27,493)	(3,198)
Adjustments for amount attributable to noncontrolling interests	(2)	—	(1,504)	—
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$145,807	$109,397	$374,444	$282,131

GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$0.41	$1.23	$(0.39)	$2.62
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$2.33	$1.78	$5.99	$4.59
Shares used in computing GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share amounts	62,680	61,519	59,457	61,532
Shares used in computing non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share amounts	62,680	61,519	62,532	61,532

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	September 30, 2014					September 30, 2013
	GAAP Reported		Adjustments		Non-GAAP Adjusted *	GAAP Reported	Adjustments		Non-GAAP Adjusted *
Total revenues	$306,584		$—		$306,584	$232,160	$—		$232,160
Cost of product sales	26,994		(413)	(a)	26,581	24,252	(1,103)	(a)	23,149
Selling, general and administrative	93,501		(16,259)	(b)	77,242	74,970	(15,345)	(b)	59,625
Research and development	22,423		(4,325)	(c)	18,098	11,826	(1,948)	(c)	9,878
Acquired in-process research and development	75,000		(75,000)		—	988	(988)		—
Intangible asset amortization	30,630		(30,630)		—	19,564	(19,564)		—
Interest expense, net	14,530		(4,065)	(d)	10,465	6,202	(1,083)	(d)	5,119
Foreign currency (gain) loss	(6,483)		—		(6,483)	614	—		614
Income before income tax provision	49,989		130,692	(e)	180,681	93,744	40,031	(e)	133,775
Income tax provision	24,221		10,649	(f)	34,870	18,335	6,043	(f)	24,378
Effective tax rate (g)	48.5%	(o)			19.3%	19.6%			18.2%
Net income	25,768		120,043	(h)	145,811	75,409	33,988	(h)	109,397
Net income attributable to noncontrolling interests, net of tax	2		2	(i)	4	—	—	(i)	—
Net income attributable to Jazz Pharmaceuticals plc	$25,766		$120,041	(j)	$145,807	$75,409	$33,988	(j)	$109,397
Net income attributable to Jazz Pharmaceuticals plc per diluted share	$0.41				$2.33	$1.23			$1.78

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Nine Months Ended
	September 30, 2014					September 30, 2013
	GAAP Reported		Adjustments		Non-GAAP Adjusted *	GAAP Reported	Adjustments		Non-GAAP Adjusted *
Total revenues	$844,733		$—		$844,733	$636,649	$—		$636,649
Cost of product sales	88,610		(12,695)	(k)	75,915	76,503	(5,032)	(k)	71,471
Selling, general and administrative	300,420		(66,269)	(l)	234,151	223,004	(43,953)	(l)	179,051
Research and development	60,622		(10,686)	(m)	49,936	27,823	(4,565)	(m)	23,258
Acquired in-process research and development	202,000		(202,000)		—	4,988	(4,988)		—
Intangible asset amortization	94,607		(94,607)		—	58,518	(58,518)		—
Intangible asset impairment	32,806		(32,806)		—	—	—		—
Interest expense, net	36,035		(7,603)	(d)	28,432	20,743	(3,505)	(d)	17,238
Foreign currency (gain) loss	(6,680)		—		(6,680)	728	—		728
Loss on extinguishment and modification of debt	—		—		—	3,749	(3,749)		—
Income before income tax provision	36,313		426,666	(n)	462,979	220,593	124,310	(n)	344,903
Income tax provision	60,598		27,493	(f)	88,091	59,574	3,198	(f)	62,772
Effective tax rate (g)	166.9%	(o)			19.0%	27.0%			18.2%
Net income (loss)	(24,285)		399,173	(p)	374,888	161,019	121,112	(p)	282,131
Net income attributable to noncontrolling interests, net of tax	(1,060)		1,504	(i)	444	—	—	(i)	—
Net income (loss) attributable to Jazz Pharmaceuticals plc	$(23,225)		$397,669	(q)	$374,444	$161,019	$121,112	(q)	$282,131
Net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$(0.39)				$5.99	$2.62			$4.59

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands)
(Unaudited)

* Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc and its line item components and related non-GAAP adjusted financial measures shown in the tables above are not meant to be considered in isolation or as a substitute for comparable GAAP reported measures, and should be read in conjunction with the condensed consolidated financial statements prepared in accordance with GAAP. The company believes that each of these non-GAAP adjusted financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company. Company management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company's business based on certain of these non-GAAP financial measures. In addition, the company believes that the presentation of these non-GAAP adjusted financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance. Specifically, the company believes that each of these non-GAAP adjusted financial measures provides useful information to management, investors and analysts by excluding, as applicable, intangible asset amortization, share-based compensation expense, intangible asset impairment, upfront and milestone payments, transaction and integration costs, acquisition accounting inventory fair value step-up adjustments, restructuring charges, change in fair value of contingent consideration, depreciation expense, loss on extinguishment and modification of debt and non-cash interest expense that may not be indicative of the company's core operating results and business outlook, and by including adjustments to convert the income tax provision to the estimated amount of taxes that are payable in cash and adjustments for the amount attributable to noncontrolling interests. Investors should note that these non-GAAP adjusted financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP adjusted financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the company may exclude for purposes of its non-GAAP adjusted financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP adjusted financial measures. Because of the non-standardized definitions, the non-GAAP adjusted financial measures appearing in the tables above may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.
Explanation of Adjustments and Certain Line Items:

(a)
Share-based compensation expense of $240 and $591, depreciation expense of $173 and $0, acquisition accounting inventory fair value step-up adjustments of $0 and $512 for the three months ended September 30, 2014 and 2013, respectively.

(b)
Share-based compensation expense of $14,834 and $9,354, depreciation expense of $1,425 and $878, change in fair value of contingent consideration of $0 and $5,000 and transaction and integration costs of $0 and $113 for the three months ended September 30, 2014 and 2013, respectively.

(c)
Share-based compensation expense of $3,177 and $1,931, transaction and integration costs of $878 and $0 and depreciation expense of $270 and $17 for the three months ended September 30, 2014 and 2013, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three- and nine-month periods.

(e)	Sum of adjustments (a) through (d) plus the adjustments for acquired in-process research and development and intangible asset amortization for the respective three-month period.

(f)	Adjustments to convert the income tax provision to the estimated amount of taxes payable in cash for the respective three- and nine-month periods.

(g)	Income tax provision divided by income before income tax provision for the respective three- and nine-month periods.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)	Adjustments for amount attributable to noncontrolling interests for the respective three- and nine-month period.

(j)	Net of adjustments (h) and (i) for the respective three-month period.

(k)
Acquisition accounting inventory fair value step-up adjustments of $10,477 and $3,143, share-based compensation expense of $1,705 and $1,788, depreciation expense of $513 and $0, restructuring charges of $0 and $68 and transaction and integration costs of $0 and $33 for the nine months ended September 30, 2014 and 2013, respectively.

(l)
Share-based compensation expense of $40,051 and $25,898, transaction and integration costs of $22,394 and $1,758, depreciation expense of $3,824 and $2,008, change in fair value of contingent consideration of $0 and $12,900, and restructuring charges of $0 and $1,389 for nine months ended September 30, 2014 and 2013, respectively.

(m)
Share-based compensation expense of $8,862 and $4,453, transaction and integration costs of $1,124 and $55 and depreciation expense of $700 and $57 for nine months ended September 30, 2014 and 2013, respectively.

(n)
Sum of adjustments (k), (l), (m) and (d) plus the adjustments for acquired in-process research and development, amortization and impairment of intangible assets and loss on extinguishment and modification of debt for the respective nine-month period.

(o)
After adjusting the income before income tax provision for the three months ended September 30, 2014 by excluding an upfront payment of $75,000 for rights to defibrotide in the Americas, we would have had income before income tax provision of $124,989, resulting in an effective tax rate of 19.4% for the three months ended September 30, 2014 based on the income tax provision of $24,221, compared to

19.6% for the same period in 2013. After adjusting the income before income tax provision for the nine months ended September 30, 2014 by excluding a total of $202,000 in upfront and milestone payments for rights to JZP-110 and to defibrotide in the Americas, we would have had income before income tax provision of $238,313, resulting in an effective tax rate of 25.4% for the nine months ended September 30, 2014 based on the income tax provision of $60,598, compared to 27.0% for the same period in 2013. The decreases in the effective tax rates for the three and nine months ended September 30, 2014 compared to the same periods in 2013 were primarily due to changes in income mix among the various jurisdictions in which we operate.

(p)	Net of adjustments (n) and (f) for the respective nine-month period.

(q)	Net of adjustments (p) and (i) for the respective nine-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2014 GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income attributable to Jazz Pharmaceuticals plc	$46 - $66
Intangible asset amortization and depreciation	129 - 134
Share-based compensation expense	70 - 75
Intangible asset impairment	33
Upfront and milestone payments	202
Transaction and integration costs	25 - 30
Acquisition accounting inventory fair value step-up	10
Non-cash interest expense	13-15
Income tax adjustments	(30) - (20)
Adjustments for amount attributable to noncontrolling interests	(2)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$513 - $526

GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share	$0.73 - $1.05
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$8.20- $8.35

Weighted-average ordinary shares used in per share computations	62 - 63

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7887
U.S., + 1 650 496 2717

Media
Laurie Hurley
Vice President, Corporate Affairs
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7894
U.S., + 1 650 496 2796